EX-3.8

                                 LOAN AGREEMENT
                                FEBRUARY 12, 2004

          This Loan Agreement ("Agreement") is made and entered into to be effective upon execution by and among Utix Group, Inc., a Delaware corporation with an address at 170 Cambridge Street, Burlington, MA 01803-2933 (the "Borrower"), Corporate Sports Incentives, Inc., a New Hampshire corporation with an address at 170 Cambridge Street, Burlington, MA 01803-2933 ("CSI" or the "Guarantor"), and the lenders who are signatories hereto, each with an address as set forth opposite their names on SCHEDULE A attached hereto (each a "Lender" and collectively, the "Lenders"), as follows:

          WHEREAS, the Borrower plans to raise financing by filing a Form SB-2 registration statement with the Securities and Exchange Commission (the "Commission");

          WHEREAS, in the interim, the Borrower needs funds for information technology systems upgrades, web site development, magnetic strip ticket development, Microsoft Great Plains integration with Wildcard and DISCOVER/Novus, initial brand development and early placement testing at retail and specialty stores; and

          WHEREAS, each Lender has agreed to lend to Borrower the Loan (as defined hereinafter) pursuant to the terms of this Agreement and the Note (as defined hereinafter).

          NOW THEREFORE, for good and valuable consideration, the parties hereto, intending to be legally bound, agree as follows

     1. LOAN AGREEMENT. Borrower hereby agrees to borrow from each Lender, and each Lender hereby agrees to lend to Borrower, the amount set forth opposite each Lender's name in SCHEDULE A attached hereto, pursuant to the terms and conditions set forth hereunder and in the note that is substantially in the form attached hereto as EXHIBIT A (the "Note"), in an aggregate amount of up to One Million Dollars ($1,000,000) (the "Loan").

          a. FUNDING. The Loan will be funded no later than February 12, 2004 (the "Closing Date"). Each Lender shall either issue a certified check made payable to "Utix Group, Inc." or wire their respective Loan amount in immediately-available funds to a Merrill Lynch money market account designated in writing by the Borrower.

          b. WARRANT. In addition to the Note, each Lender shall be granted a warrant, substantially in the form attached hereto as EXHIBIT B (the "Warrant"), to purchase one share of common stock of the Borrower for every one dollar ($1.00) of principal that the Lender loans to the Borrower for $0.10 per share.

     2.   TERMS.

          a. INTEREST. The Loan shall bear interest at a rate of seven percent (7%) per annum. Interest will be paid semi-annually, commencing on June 30, 2004 and on each December 31 and June 30 thereafter until the principal amount and all accrued but unpaid interest has been paid.

          b. MATURITY. The Loan shall mature on the earlier of (i) November 30, 2004, (ii) the occurrence of an Event of Default (as defined in the Note) in accordance with the procedures set forth in the Note or (iii) the receipt by the Borrower of net proceeds in excess of $3,000,000 from any debt or equity financing completed prior to November 30, 2004 (the "Maturity Date"). The Borrower and Lender agree that in the event that the Borrower does not raise in excess of $3,000,000 from any debt or equity financing completed prior to November 30, 2004, the Borrower may, in its sole discretion, extend the Maturity Date for one additional year; provided that the Borrower issues to the Lender an additional warrant (the "Additional Warrant") for the same number of shares of common stock issuable in the Warrant granted hereby. The Additional Warrant shall contain the same terms as the Warrant.

          c. GUARANTEE. By signing this Agreement, CSI, which is a wholly-owned subsidiary of the Borrower, hereby guarantees the prompt payment of the principal of and interest on the Notes. Guarantor agrees that it shall not be necessary for the holder of the Notes to proceed in any manner against Borrower for the payment of the Notes as a condition precedent to enforcing this guarantee.

     3.   REPRESENTATIONS.

          a.   The Borrower represents and warrants to the Lenders as follows:

               (i) GOOD STANDING. Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, dully authorized to conduct business and in good standing under the laws of each jurisdiction where such qualification is material to the conduct of business.

               (ii) CORPORATE AUTHORITY. The Borrower has full power and authority to enter into this Agreement, to borrow the funds, to execute and deliver the Notes, and to incur the obligations provided for herein, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of shareholders or of any public authority is required as a condition to the validity of this Agreement.

               (iii) BINDING AGREEMENT. This Agreement and the Notes, when issued and delivered pursuant hereto for value received, shall constitute the legal, valid, and binding obligation of the Borrower in accordance with its terms, subject to bankruptcy and insolvency laws and any other laws of general application affecting the rights and remedies of creditors.

          (b)  The Guarantor represents and warrants to the Lenders as follows:

               (i) GOOD STANDING. Guarantor is a corporation duly organized, validly existing, and in good standing under the laws of the State of New Hampshire, duly authorized to conduct business and in good standing under the laws of each jurisdiction where such qualification is material to the conduct of business.

               (ii) CORPORATE AUTHORITY. The Guarantor has full power and authority to enter into this Agreement, to guarantee the Loan, and to incur the obligations provided for herein, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of shareholders or of any public authority is required as a condition to the validity of this Agreement.

               (iii) BINDING AGREEMENT. This Agreement, when issued and delivered pursuant hereto, shall constitute the legal, valid, and binding obligation of the Guarantor in accordance with its terms, subject to bankruptcy and insolvency laws and any other laws of general application affecting the rights and remedies of creditors.

     4. AFFIRMATIVE COVENANTS. Until the payment in full of the Loan and performance of all obligations of the Borrower and Guarantor hereunder, unless otherwise indicated, each of the Borrower and the Guarantor shall:

          a. TAXES. Pay and discharge all taxes, assessments, and governmental charges upon it, its incomes, and its properties prior to the date on which penalties are attached thereto, unless and to the extent only that such taxes shall be contested in good faith and by appropriate proceedings by the Borrower or Guarantor, as applicable.

          b. INSURANCE. Maintain insurance with insurance companies reasonably acceptable to the Lenders on such properties, in such amounts and against such risks as is customarily maintained by similar businesses operating within the same industry.

          c. NOTICE OF CLAIMS. Notify Lenders of any claims made or legal processes instituted against the properties or other assets of Borrower or Guarantor, as applicable, within fifteen (15) days of Borrower or Guarantor, as applicable, becoming aware of the existence of such claim or legal process. Agree to diligently work to resolve, in an efficient and cost effective manner, such claims.

     5. NEGATIVE COVENANTS. Until payment in full of the Loan and the performance of all other obligations of the Borrower and Guarantor hereunder, each of the Borrower and Guarantor shall not, from the date hereof, except with the prior written consent of a majority (51%) of the Lenders:

          a. Make loans or advances to a person, firm or corporation, except loans or advances made in the ordinary course of business.

          b. Other than pursuant to the terms of this Agreement, issue, incur or assume any indebtedness, nor become liable, whether as an endorser, guarantor, surety, or otherwise for any debt or obligation of any other person, firm, or corporation.

     6. EVENTS OF DEFAULT. The amounts due hereunder shall become immediately due and payable in full upon the occurrence of any one or more of the following events of default (the "Events of Default").

          a. Default in the payment of the principal and unpaid accrued interest of the Loan when due and payable, whether at maturity or otherwise. That is not cured within 10 days; or

          b. Failure of a representation of Borrower or Guarantor to be true. That is not cured within 30 days; or

          c. Failure of Borrower or Guarantor to observe or perform any material term, covenant, or agreement contained in this Agreement that is not cured within 30 days, or the dissolution, termination of existence, or business failure of the Borrower or Guarantor; or

          d. The institution by the Borrower or Guarantor of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Borrower or Guarantor, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Borrower or Guarantor in furtherance of any such action; or

          e. If, within sixty (60) days after the commencement of an action against the Borrower or Guarantor (and service of process in connection therewith on the Borrower or Guarantor) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Borrower or Guarantor, as applicable, or all orders or proceedings thereunder affecting the operations or the business of the Borrower or Guarantor, as applicable, stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Borrower or Guarantor of any trustee, receiver or liquidator of the Borrower or Guarantor, as applicable, or of all or any substantial part of the properties of the Borrower or Guarantor, as applicable, such appointment shall not have been vacated; or

          f. The cessation of Borrower's or Guarantor's business for more than thirty (30) days.

     7. ASSIGNMENT. No portion of the Loan shall be assignable to a third party without the express written consent of the Borrower.

     8.   MISCELLANEOUS

          a. This Agreement constitutes the entire agreement between the Borrower, the Guarantor and the Lenders. No delay or failure on the part of any Lender in the exercise of any power or right shall operate as a waiver thereof nor shall any single or partial exercise of the same preclude any other or further exercise thereof or the exercise of any other power or right, and the rights and remedies of Lenders are cumulative to and not exclusive of remedies which they would otherwise have. No waiver, consent or modification, or amendment of this Agreement shall be effective as against the Lenders unless the same is in writing and signed by the holders of at least a majority of the face amount of all then outstanding Notes issued pursuant to this Agreement. No such amendment, modification, wavier or consent shall extend to or affect any obligation or right except to the extent expressly provided for therein. All computations and determinations of the assets and liabilities of Borrower or Guarantor for the purpose of this Agreement shall be made in accordance with generally accepted accounting principles consistently applied, except as may be otherwise specifically provided herein. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of service if personally served on the party to whom such notice is to be given, on the date of transmittal of service via telecopy to the party to whom notice is to be given (with a confirming copy delivered within 24 hours thereafter), or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified mail, postage prepaid, or via a recognized overnight courier providing a receipt for delivery and properly addressed to the parties at the respective addresses of the parties as set forth herein . Any party hereto may by notice so given change its address for future notice hereunder.

          b. This Agreement shall be binding upon Borrower and Guarantor and their respective successors and assigns, and shall inure to the benefit of the Lenders and the benefit of their respective successors and assigns, including any subsequent holder or holders of the Notes or any interest therein.

          c. Borrower herby expressly waives any presentment, demand, protest or other notice of any kind.

     9. GOVERNING LAW. The laws of the State of New York shall govern this Agreement.

     10. SURVIVABILITY. Should any portion of this Agreement be voided by a court of competent jurisdiction, all remaining clauses in the Agreement shall remain in full force and effect.

                            [signature page follows]

Executed on the day and year below written. This Agreement may be executed in any number of counterparts, each constituting an original, but altogether one agreement. A facsimile or other copy of this Agreement shall be considered as having the same effect and be equivalent to an original signed document.


Borrower:

Utix Group, Inc.

By:
    ------------------------------
    Name:
    Title:

Date:
     -----------------------------


GUARANTOR:

Corporate Sports Incentives, Inc.

By:
    ------------------------------
    Name:
    Title:

Date:
     -----------------------------


LENDERS:



By:
    ------------------------------
    Name:
    Title:

Date:
     -----------------------------

                                   SCHEDULE A
                                   ----------

LENDERS                          ADDRESS                            LOAN AMOUNT

Rubin Family Irrevocable         25 Highland Boulevard,             $150,000
 Stock Trust                     Dix Hills, New York 11746

Charles Warshaw Family           5 Phaeton Drive                    $100,000
Limited Partnership              Melville, New York 11747

Mathers Associates                                                  $100,000

                                    EXHIBIT A

                                      NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), NOR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW REQUIREMENTS HAVE BEEN MET OR (II) UTIX GROUP, INC. RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO UTIX GROUP, INC. THAT EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS ARE AVAILABLE.





No. __                                                               $__________



                                UTIX GROUP, INC.

                                 PROMISSORY NOTE


                                                               February 12, 2004

       UTIX GROUP, INC., a Delaware corporation (the "Company") with an address at 170 Cambridge Street, Burlington, MA 01803-2933, for value received hereby promises to pay to ______________________________ (the "Holder"), or its
registered assigns, the sum of  ___________________________  ($_______), or such lesser amount as shall then be outstanding hereunder. The principal amount hereof and any unpaid accrued interest hereon, as set forth below, shall be due and payable on November 30, 2004 (the "Maturity Date").

       All or a portion of the principal amount of this Note shall be subject to mandatory prepayment (pro-rata with other notes, dated of even date, aggregating $200,000 (with this Note, collectively, the "Notes"), in the event and to the extent that the Company shall, prior to the Maturity Date, receive net proceeds in excess of $3,000,000 from any debt or equity financing.

       If for any reason the Company shall be unable to pay the entire Note on the Maturity Date, the Company shall have the right to extend the Maturity Date of this Note for up to one year beyond November 30, 2004; provided that the Company shall, simultaneous with any such extension, issue to the Holder an additional warrant (the "Additional Warrant") for the same number of shares of common stock issuable as in the Warrant granted pursuant to the Loan Agreement (defined below).

       Payment for all amounts due hereunder shall be made by mail to the registered address of the Holder. This Note is issued in connection with the Loan Agreement between the Company, Corporate Sports Incentives, Inc., a New Hampshire corporation, as guarantor ("CSI" or the "Guarantor"), and the Lenders who are signatories thereto, dated January 2004, as the same may from time to time be amended, modified or supplemented (the "Loan Agreement"). The Holder of this Note is subject to certain restrictions set forth in the Loan Agreement and shall be entitled to certain rights and privileges set forth in the Loan Agreement. This Note is one of the Notes referred to as the "Notes" in the Loan Agreement. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Loan Agreement.

       The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

       1. DEFINITIONS. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

              (i) "Company" includes any corporation which shall succeed to or assume the obligations of the Company under this Note.

              (ii) "Holder," when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note.

       2. INTEREST. Commencing on June 30, 2004, and on each December 31 and June 30 thereafter until all outstanding principal and interest on this Note shall have been paid in full, the Company shall pay interest at the rate of seven percent (7%) per annum (the "Interest Rate") on the principal of this Note outstanding during the period beginning on the date of issuance of this Note and ending on the date that the principal amount of this Note becomes due and payable.

       3. EVENTS OF DEFAULT. If any of the events specified in this Section 3 shall occur and be continuing (herein individually referred to as an "Event of Default"), the Holder of the Note may, so long as such condition exists, declare the entire principal and unpaid accrued interest hereon immediately due and payable.

              (i) Default in the payment of the principal and unpaid accrued interest of this Note when due and payable, whether on the Maturity Date or otherwise, that is not cured within 10 days of the date such payment shall be due;

              (ii) Breach by the Company or the Guarantor of any representation or warranty contained in the Loan Agreement, that (if capable of cure) shall not be cured within 30 days of notice of such breach ;

              (iii) Failure of the Company or the Guarantor to observe or perform any material term, covenant, or agreement contained in the Loan Agreement that is not cured within 30 days of notice, or the dissolution, termination of existence, or business failure of the Company or the Guarantor;

              (iv) The institution by the Company or the Guarantor of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company or the Guarantor, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company or the Guarantor in furtherance of any such action; or

              (v) If, within sixty (60) days after the commencement of an action against the Company or the Guarantor (and service of process in connection therewith on the Company or the Guarantor) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or the

       Guarantor, as applicable, or all orders or proceedings thereunder affecting the operations or the business of the Company or the Guarantor, as applicable, stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company or the Guarantor of any trustee, receiver or liquidator of the Company or the Guarantor, as applicable, of all or any substantial part of the properties of the Company or Guarantor, as applicable, such appointment shall not have been vacated; or

              (vi) The cessation of the Company's or Guarantor's business for more than thirty (30) days.

       4.     GUARANTEE.   The   indebtedness   evidenced   by   this   Note  is
unconditionally guaranteed by CSI, a wholly-owned subsidiary of the Company.

       5. PREPAYMENT. Prior to the Maturity Date, this Note may be prepaid by the Company, without prepayment penalty, upon twenty (20) days' prior written notice to the Holder, at any time, in whole or in part.

       6.     ASSIGNMENT.  Subject to the restrictions on transfer  described in
Section 8 below, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

       7. WAIVER AND AMENDMENT. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Lender.

       8. TRANSFER OF THIS NOTE. With respect to any offer, sale or other disposition of this Note, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder's counsel reasonably acceptable to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company shall notify such Holder that such Holder may sell or otherwise dispose of this Note, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 8 that the opinion of counsel for the Holder is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly after such determination has been made. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

       9. NOTICES. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of service if personally served on the party to whom such notice is to be given, on the date of transmittal of service via telecopy to the party to whom notice is to be given (with a confirming copy delivered within 24 hours thereafter), or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified mail, postage prepaid, or via a recognized overnight courier providing a receipt for delivery and properly addressed at the respective addresses of the parties as set forth herein. Any party hereto may by notice so given change its address for future notice hereunder.

       10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding that body of law relating to conflict of laws.

       11. HEADING; REFERENCES. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

       IN WITNESS WHEREOF, the Company has caused this Note to be issued this _____ day of February, 2004.

                                        UTIX GROUP, INC.


                                        By:
                                           -------------------------------------
                                           Name:  Anthony Roth
                                           Title: President and CEO


The undersigned corporation does hereby unconditionally and irrevocable guaranty the full payment and performance by the Company of all of its obligations under the above Note.

Corporate Sports Incentives, Inc.


By:
     ---------------------------------------
     Name:  Anthony Roth,
     Title: President and CEO

                                    EXHIBIT B

                                     WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OR AN OPINION OF COUNSEL IS OBTAINED STATING THAT SUCH DISPOSITION IS IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

FEBRUARY 12, 2004

                                UTIX GROUP, INC.
               WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK
No. W-E(_)

       For value received, this Warrant is hereby issued by Utix Group, Inc., a Delaware corporation (the "Company"), to ______________________ (the "Holder"). Subject to the provisions of this Warrant, the Company hereby grants to Holder the right to purchase from the Company _______ fully paid and non-assessable shares of Common Stock, at a price of $0.10 per share (the "Exercise Price").

       The term "Common Stock" means the Common Stock, par value $0.001 per share, of the Company as constituted on February 6, 2004 (the "Base Date"). The number of shares of Common Stock to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter referred to as "Warrant Stock."

       The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held, subject to all of the conditions, limitations and provisions set forth herein.

       1. EXERCISE OF WARRANT. Subject to the terms and conditions set forth herein, this Warrant may be exercised in whole or in part, pursuant to the procedures provided below, at any time on or before the earlier of (i) 5:00 p.m., Eastern time, on February 12, 2009 (the "Expiration Date") or, if such day is a day on which banking institutions in New York are authorized by law to close, then on the next succeeding day that shall not be such a day. To exercise this Warrant the Holder shall present and surrender this Warrant to the Company at its principal office, with the Warrant Exercise Form attached hereto duly executed by the Holder and accompanied by payment in cash, wire transfer or by check, payable to the order of the Company, of the aggregate Exercise Price for the total aggregate number of shares for which this Warrant is exercised. Upon receipt by the Company of this Warrant, together with the executed Warrant Exercise Form and payment of the Exercise Price for the shares to be acquired, in proper form for exercise, and subject to the Holder's compliance with all requirements of this Warrant for the exercise hereof, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder; PROVIDED, HOWEVER, that no exercise of this Warrant shall be effective, and the Company shall have no obligation to issue any Common Stock to the Holder upon any attempted exercise of this Warrant, unless the Holder shall have first delivered to the Company, in form and substance reasonably satisfactory to the Company, appropriate representations so as to provide the Company reasonable assurances that the securities issuable upon exercise may be issued without violation of the registration requirements of the Securities Act and applicable state securities laws, including without limitation representations that the Holder is familiar with the Company and its business and financial condition and has had an opportunity to ask questions and receive documents relating thereto to his reasonable satisfaction.

       2. NET ISSUE EXERCISE. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise and notice of such election in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

       X = Y (A-B)
       -----------
              A

       Where         X =    the number of shares of Common Stock to be issued to
                            the Holder

                     Y = the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the
                            Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

                     A = the fair market value of one share of the Company's Common Stock (at the date of such calculation)

                     B = Exercise Price (as adjusted to the date of such calculation)

       3. RESERVATION OF SHARES. The Company will at all times reserve for issuance and delivery upon exercise of this Warrant all shares of Common Stock from time to time receivable upon exercise of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable and free of all preemptive rights.

       4. FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but the Company shall pay the Holder an amount equal to the Fair Market Value (as defined below) of such fractional share of Common Stock in lieu of each fraction of a share otherwise called for upon any exercise of this Warrant.

       5. FAIR MARKET VALUE. For purposes of this Warrant, the Fair Market Value of a share of Common Stock shall be determined as of any date (the "Value Date") by the Company's Board of Directors in good faith; provided, however, that where there exists a public market for the Company's Common Stock on the Value Date, the fair market value per share shall be either:

              (a) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ system, the Fair Market Value shall be the last reported sale price of the security on such exchange or system on the last business day prior to the Value Date or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange or system; or

              (b) If the Common Stock is not so listed or so admitted to unlisted trading privileges, the Fair Market Value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the Value Date.

       6. REDEMPTION AT OPTION OF COMPANY. This Warrant is subject to redemption, at the option of the Company upon thirty days advance notice by the Company to the Holder, for $0.01 per Warrant Share, if: (i) the Common Stock is trading on the NASD Over-the-Counter Bulletin Board; (ii) the Warrant Shares have been registered for sale under the Securities Act of 1933, as amended, or are otherwise available for resale under a Rule 144 exemption; and (iii) the average closing price of the Common Stock during the thirty days prior to the giving of notice to the Holder equals or exceeds $0.30 per share. The Holder shall have the right to exercise this Warrant, in whole or in part, following receipt of such notice of redemption and prior to the date fixed for redemption of this Warrant.

       7. REGISTRATION RIGHTS. The Company shall register the Warrant Shares in a Form SB-2 registration statement that the Company will file with the Securities and Exchange Commission.

       8. ASSIGNMENT OR LOSS OF WARRANT. Subject to the transfer restrictions herein (including Section 11), upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and of reasonably satisfactory indemnification by the Holder, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a replacement Warrant of like tenor and date.

       9. RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

       10.    ADJUSTMENTS.

              10.1 ADJUSTMENT FOR RECAPITALIZATION. If the Company shall at any time after the Base Date subdivide its outstanding shares of Common Stock by recapitalization, reclassification or split-up thereof, the number of shares of Common Stock subject to this Warrant immediately prior to such subdivision shall be proportionately increased, and if the Company shall at any time after the Base Date combine the outstanding shares of Common Stock by recapitalization, reclassification or combination thereof, the number of shares of Common Stock subject to this Warrant immediately prior to such combination shall be proportionately decreased. Any such adjustment and adjustment to the Exercise Price pursuant to this Section 10.1 shall be effective at the close of business on the effective date of such subdivision or combination.

       Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted, as provided in this Section 10.1, the Exercise Price shall be adjusted to the nearest cent by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

              10.2 ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER, ETC. In case of any reorganization of the Company after the Base Date or in case after such date the Company shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Holder of this Warrant upon the exercise thereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto; in each such case, the terms of this Warrant shall be applicable to the securities or property receivable upon the exercise of this Warrant after such consummation.

              10.3 ADJUSTMENT FOR SHARE ISSUANCES. If the Company shall at any time prior to the exercise of this Warrant issue any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock ("Equivalents") to a person other than the Holder (except (A) pursuant to Sections 10.1 or 10.2 hereof or (B) pursuant to options, warrants, or other obligations to issue shares outstanding on the date hereof ("NEW SHARES")) for a consideration per share or having an exercise, conversion or exchange price (the "OFFER PRICE") of less than $0.30 per share, then the Exercise Price shall be immediately reset to a price determined by (calculated to the nearest tenth of a cent) multiplying such Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares (as defined below) of Common Stock so issued would purchase at such Exercise Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For purposes of this Section, "ADDITIONAL SHARES" of Common Stock shall mean all shares of Common Stock issued by the Company after the date hereof, other than shares of Common Stock issuable at any time:

              (a) upon conversion or exercise of all options and convertible securities outstanding as of the date hereof; and

              (b) to officers, directors, and employees of, and consultants to, the Company on terms approved by the Board of Directors, in connection with business combinations or corporate partnering agreements approved by the Board of Directors.

For purposes hereof, the issuance of any security of the Company convertible into or exercisable or exchangeable for Common Stock shall result in an adjustment to the Exercise Price at the time of issuance of such securities.

              (a) In the case of the issuance of New Shares for a consideration in whole or in part for cash, the consideration received by the Company upon such issuance will be deemed to be the amount of cash paid therefor plus the value of any property other than cash received by the Company.

              (b) In the case of the issuance of New Shares for a consideration in whole or in part in property other than cash, the value of such property other than cash will be deemed to be the fair market value of such property as determined by an independent appraiser with experience in such valuations, selected by the Holder at Company's sole cost and expense, irrespective of any accounting treatment.

              (c) In the case of the issuance of Equivalents, the aggregate maximum number of shares of New Stock deliverable upon exercise, exchange or conversion, as the case may be, of such Equivalents will be deemed to have been issued at the time such Equivalents were issued and for a consideration equal to the consideration, if any, received by the Company upon the issuance of such Equivalents plus the maximum purchase price provided in such Equivalents.

              10.4 CERTIFICATE AS TO ADJUSTMENTS. The adjustments provided in this Section 10 shall be interpreted and applied by the Company in such a fashion so as to reasonably preserve the applicability and benefits of this Warrant (but not to increase or diminish the benefits hereunder). In each case of an adjustment in the number of shares of Common Stock receivable on the exercise of the Warrant, the Company at its expense will promptly compute such adjustment in accordance with the terms of the Warrant and prepare a certificate executed by two executive officers of the Company setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Company will forthwith mail a copy of each such certificate to each Holder.

              10.5   NOTICES OF RECORD DATE, ETC. In the event that:

              (a) the Company authorizes the granting to Common Stock holders of any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities; or

              (b) the Company authorizes any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation or entity; or

              (c)    the  Company   authorizes   any  voluntary  or  involuntary
       dissolution, liquidation or winding up of the Company,

then, and in each such case, the Company shall mail or cause to be mailed to the holder of this Warrant at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such right, and stating the amount and character of such right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place, and the time, if any is to be fixed, as to which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up. Such notice shall be mailed at least twenty (20) days prior to the date therein specified.

              10.6 NO IMPAIRMENT. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 10 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

       11. TRANSFER TO COMPLY WITH THE SECURITIES ACT. This Warrant and any Warrant Stock may not be sold, transferred, pledged, hypothecated or otherwise disposed of except as follows: (a) to a person who, in the opinion of counsel to the Company, is a person to whom this Warrant or the Warrant Stock may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this
Section 11 with respect to any resale or other disposition of such securities; or (b) to any person upon delivery of a prospectus then meeting the requirements of the Securities Act relating to such securities and the offering thereof for such sale or disposition, and thereafter to all successive assignees.

       12. LEGEND. Unless the shares of Warrant Stock have been registered under the Securities Act, upon exercise of any of the Warrants and the issuance of any of the shares of Warrant Stock, all certificates representing shares shall bear on the face thereof substantially the following legend:

                     The    securities    represented    by   this
              certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, offered for sale, assigned, transferred or otherwise disposed of, unless registered pursuant to the provisions of that Act or unless an opinion of counsel to the Corporation is obtained stating that such disposition is in compliance with an available exemption from such registration.

       13. NOTICES. All notices required hereunder shall be in writing and shall be deemed given when telegraphed, delivered personally or within two days after mailing when mailed by certified or registered mail, return receipt requested, to the Company or the Holder, as the case may be, for whom such notice is intended, if to the Holder, at the address of such party shown on the books of the Company, or if to the Company, at the address set forth on the signature page hereof, Attn: President, or at such other address of which the Company or the Holder has been advised by notice hereunder.

       14. APPLICABLE LAW. The Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws provisions of such State.



                      [THE BALANCE OF THIS PAGE LEFT BLANK]

       IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.



                                        UTIX GROUP, INC.



                                        By:
                                           ---------------------------------
                                           Name:
                                           Title:

                              WARRANT EXERCISE FORM

       The undersigned hereby irrevocably elects to (i) exercise the within Warrant to purchase __________ shares of the Common Stock of Utix Group, Inc., a Delaware corporation, pursuant to the provisions of Section 1 of the attached Warrant, and hereby makes payment of $__________ in payment therefor, or (ii) exercise this Warrant for the purchase of _______ shares of Common Stock, pursuant to the provisions of Section 2 of the attached Warrant. The undersigned's execution of this form constitutes the undersigned's agreement to all the terms of the Warrant and to comply therewith.


                                        ----------------------------------------
                                        Signature
                                        Print Name:


                                        ----------------------------------------
                                        Signature, if jointly held
                                        Print Name:


                                        ----------------------------------------
                                        Date

                                 ASSIGNMENT FORM

FOR VALUE RECEIVED_____________________________ ("Assignor") hereby sells, assigns and transfers unto _______________________________ ("Assignee") all of Assignor's right, title and interest in, to and under Warrant No. W-____ issued by Utix Group Inc., dated ______________.

DATED:
       -----------------------------
                                        ASSIGNOR:

                                        ----------------------------------------
                                        Signature
                                        Print Name:


                                        ----------------------------------------
                                        Signature, if jointly held
                                        Print Name:

                                        Assignee:

The undersigned agrees to all of the terms of the Warrant and to comply therewith.


                                        ----------------------------------------
                                        Signature
                                        Print Name:


                                        ----------------------------------------
                                        Signature, if jointly held
                                        Print Name: